UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K


                              CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  October 5, 1998



NATIONAL SEMICONDUCTOR CORPORATION
----------------------------------
(Exact name of registrant as specified in its charter)


        DELAWARE              1-6453                   95-2095071
        --------              ------                   ----------
(State of incorporation)    (Commission           (I.R.S. Employer
                             File Number)      Identification No.)



2900 Semiconductor Drive, P.O. Box 58090
Santa Clara, California  95052-8090
-----------------------------------
(Address of principal executive offices)


Registrant's telephone number, including area code: (408) 721-5000



NATIONAL SEMICONDUCTOR CORPORATION

INDEX



                                                          Page No.
                                                          --------


Item 5. Other Events                                         3

Item 7. Financial Statements and Exhibits                    4

Signature                                                    5


Item 5. Other Events
--------------------

On October 5, 1998, the Company announced plans to consolidate its wafer manufacturing operations in Greenock, Scotland and to seek investors to acquire and operate the facility in Greenock as an independent foundry business. The decision for this action was made in light of continued weakness in the semiconductor market, which has resulted in overall lower capacity utilization in the Company's manufacturing facilities.
In addition to the information included in the Company's News Release dated October 5, 1998, which is incorporated herein by reference, the following is provided to further describe the impact of the Company's actions:

The Company will close its 4-inch wafer fabrication facility ("Fab 1") and consolidate Fab 1 manufacturing into the Company's 6-inch wafer fabrication facility ("Fab 3"). This action is expected to be completed within 12 to 18 months. In connection with the closure of Fab 1, the Company will incur a one-time charge of approximately $18-$25 million in its second quarter of fiscal 1999. The charge will include approximately $10-$15 million for severance, approximately $3-$5 million for costs associated with the dismantling of Fab 1 and approximately $5 million for other related exit costs. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of, the Company reviewed the carrying value of the Fab 1 assets for impairment in light of the change in circumstances. The Company performed an impairment test utilizing expected cash flows over the remaining estimated useful lives of these assets and determined that they were not impaired, since the carrying value of the assets will be fully recovered through expected cash flows prior to the expected date of disposal. The Company expects to dispose of the Fab 1 assets at the time of closure and will continue to use these assets until that time. Therefore, the related assets do not meet the criteria for assets to be held for disposal under SFAS No. 121, because the Company does not have the current ability to remove the assets from operation. As a result, the Company will recognize approximately $2.5 million additional depreciation expense per quarter over the next 18 months, which represents the acceleration of depreciation related to these assets due to their shortened remaining useful lives and reduces their carrying value to expected salvage value at the time of disposal.

In conjunction with plans to seek outside investors to acquire and operate the Greenock facility, the Company reviewed the carrying value of the Fab 3 assets for impairment. The Company performed an impairment test utilizing expected cash flows over the remaining estimated useful lives of these assets and determined that they were not impaired, since the carrying value of the assets become fully recovered through expected cash flows prior to the expected date of disposal. The assets also do not meet the criteria for assets to be held for disposal under SFAS No. 121, because the Company does not have the current ability to remove the assets from operation. Management believes that the likely sale of the assets would result in substantial loss, as estimated sales proceeds would not exceed the asset carrying value based on current depreciation rates. There is also a risk that the Company will be unsuccessful in seeking investors, in which case, the Company may decide to either shutdown or continue to operate the facility. Management has re-evaluated the remaining useful lives and salvage value of these assets, based on the probability of these potential alternatives. As a result, the Company will recognize approximately $6 million additional depreciation expense per quarter over the adjusted remaining lives of the Fab 3 assets, which represents acceleration of depreciation to reduce their carrying value to expected fair value less cost to sell at the estimated time of disposal.

Other costs associated with this action, which will be charged to future operations, include approximately $20-$25 million for process transfer costs and approximately $6-$8 million for retention bonuses. The process transfer costs will be recorded as incurred and the retention bonuses will be recorded ratably as earned over the employees' service period.



Item 7. Financial Statements and Exhibits
-----------------------------------------

    (c). Exhibits
         --------

    Designation
    of Exhibit     Description of Exhibit
    -------------- -----------------------

         99        Contents of News Release dated October 5,
                   1998.




SIGNATURE
---------


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                NATIONAL SEMICONDUCTOR CORPORATION



Date:  October 8, 1998
                                ----------------------------------
                                Richard D. Crowley, Jr.
                                Vice President and Controller
                                Signing on behalf of the
                                registrant and as principal
                                accounting officer


www.national.com



For more information:
     P.R.:    Bill Callahan          Alan Bernheimer
              (408) 721-2871         (408) 721-8665
              bill.callahan@nsc.com  alan.bernheimer@nsc.com

Financial:    Jim Foltz
              (408) 721-5693
	        invest.group@nsc.com

NATIONAL SEMICONDUCTOR ANNOUNCES PLANS TO RESTRUCTURE
AND SPIN OUT WAFER MANUFACTURING OPERATIONS IN SCOTLAND
SANTA CLARA, CA, October 5, 1998--National Semiconductor Corporation (NSM:NYSE) today announced plans to consolidate its wafer manufacturing operations in Greenock, Scotland and said it is currently seeking investors to spin out the remaining operations there as an independent foundry operation.
The Greenock facility near Glasgow currently has two manufacturing lines designated as Fab 1, which processes 4-inch diameter wafers, and Fab 3, which processes 6-inch wafers.
The plan announced today will close Fab 1 and consolidate all manufacturing at this site into Fab 3. Employment at Greenock will not be affected for at least six months, but expectations are that the consolidation will reduce total employment there from 1,000 to 400, starting in March 1999. The full transition to Fab 3 is expected to take another 12 months after that to reach completion. Some product lines and personnel will also be transferred to other National facilities with excess capacity. The action has no impact on the company's Product Development/Design Center in Greenock, which employs 40 people. National said negotiations for the spin out will go forward simultaneously as part of the company's efforts to establish the Greenock site as a new foundry business in Scotland.
	National attributed the actions to continuing weakness in the global semiconductor market, which has resulted in underutilization of the company's wafer manufacturing sites worldwide, excluding the company's new 0.25-micron facility in South Portland, Maine, which is operating at full capacity.
"This decision in no way reflects on the outstanding performance of our Scottish workforce," said Brian Halla, president and chief executive officer of National Semiconductor. "We greatly value the contributions they have made to our operations and deeply regret the impact of this action on this highly skilled and motivated workforce," he added.
"We currently have the equivalent of one factory too many to meet the business level of the next four to five years," Halla said. "The decision to consolidate our operations at Greenock and seek investors to operate the facility independently is a direct result of continuing softness in the semiconductor market and of factory utilization rates below 50 percent. We believe our restructuring plans for Greenock offer the best prospects to ensure continuation of manufacturing operations there and to preserve the employment opportunities of the greatest possible number of current employees," he added.
	National said that even its best forecasts of market growth over the next several years would not support current capacity levels at Greenock but added that the flexibility of a foundry relationship would be a more viable approach to meeting periods of peak market demand.
As a result of the restructuring, the company said it will take an additional one-time charge of approximately $25 million in the current quarter, which ends November 29, 1998.
National said it is prepared to support the spin out by buying back wafers and providing support services for a period of time to be negotiated. The company has previously completed similar successful transfers of manufacturing and other operations in the United States and Israel, including the spin out of its Fairchild Semiconductor businesses in 1997, and the transfer of its manufacturing operations in Israel to Tower Semiconductor in 1993.

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